Exhibit 10.11

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of November 9, 2010 (this “Agreement”), by and among GGP, Inc., a Delaware corporation (“GGPI”), General Growth Properties, Inc., a Delaware corporation (“Parent”), GGP Real Estate Holding I, Inc., a Delaware corporation and a direct substantially wholly owned subsidiary of Parent (“Holdco”), and GGP Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco (“Merger Sub”).

RECITALS:

WHEREAS, GGPI is a debtor in possession in that certain bankruptcy case under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended, filed on April 16, 2009 in the United States Bankruptcy Court for the Southern District of New York  (the “Court”) under Case No. 09-11977 (ALG);

WHEREAS, GGPI and certain of its affiliates have proposed the Third Amended Joint Plan of Reorganization (the “Plan of Reorganization”), which was confirmed by the Court on October 21, 2010 and provides, among other things, for the merger of Merger Sub with and into GGPI in accordance with Sections 251 and 303 of the General Corporation Law of the State of Delaware (the “DGCL”), with GGPI as the surviving corporation in the Merger; and

WHEREAS, this Agreement is intended to constitute a plan of reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1             The Merger.  Upon the terms of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2) Merger Sub shall be merged with and into GGPI (the “Merger”), and the separate corporate existence of Merger Sub shall thereupon cease, and GGPI will be the surviving corporation in the Merger (the “Surviving Corporation”).  As a result of the Merger, GGPI shall become a wholly owned subsidiary of Holdco.  The Merger shall be effected in accordance with Sections 251 and 303 of the DGCL.

Section 1.2             Effective Time of the Merger.  Upon the terms of this Agreement, an appropriate certificate of merger (the “Certificate of Merger”) shall be duly prepared, executed by each of Merger Sub and GGPI and delivered to and filed with the Secretary of State of the State of Delaware in accordance with, and in such form as complies with, the relevant provisions of the DGCL.  The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or, subject to the DGCL, at such later time as is agreed upon by the parties and specified in the Certificate of Merger.  The term

“Effective Time” shall mean the time at which the Merger becomes effective.

Section 1.3             Effects of the Merger.  From and after the Effective Time, the Merger shall have the effects set forth in the Plan of Reorganization, this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

Section 1.4             Certificate of Incorporation and By-Laws.  Pursuant to the Merger, at and as of the Effective Time the certificate of incorporation and by-laws of GGPI immediately prior to the Effective Time shall be amended in their entirety to read as set forth in Exhibit A hereto and, as so amended, shall be the certificate of incorporation and by-laws of the Surviving Corporation from and after the Effective Time, until thereafter amended as provided therein or by applicable law.

Section 1.5             Directors.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and following the Effective Time, each to hold office until his or her successor is duly elected and qualified or his or her earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Section 1.6             Officers.  The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and following the Effective Time, each to hold office until his or her successor is duly appointed and qualified or his or her earlier death or resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.1             Effect on Capital Stock of GGPI and Merger Sub.  As of the Effective Time, by virtue of the Merger and the Plan of Reorganization and without any action on the part of any holder of any capital stock of GGPI or Merger Sub:

(a)   Conversion of Common Stock of GGPI.  Each share of common stock, par value $0.01 per share, of GGPI (“GGPI Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into and represent the right to receive from Holdco one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) (the “Merger Consideration”).  As of the Effective Time, all such shares of GGPI Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of un-certificated shares in book-entry form) which immediately prior to the Effective Time represented any such shares of GGPI Common Stock shall thereafter cease to have any rights with respect thereto except the right to receive the Merger Consideration in respect of such shares in accordance with Section 2.2 and the Plan of Reorganization, without interest.

(b)   Cancellation of Treasury Stock, Subsidiary-Owned Stock and Parent-Owned Stock.  Notwithstanding the foregoing, any shares of GGPI Common Stock that are owned by

GGPI as treasury stock, and any shares of GGPI Common Stock owned by (or which would otherwise be owned by) Parent, Holdco, Merger Sub or any other Subsidiary of Parent shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor and each holder of a certificate formerly representing any such shares shall thereafter cease to have any rights with respect thereto.  As used in this Agreement, “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which such party, either directly or indirectly, or any other Subsidiary of such party, either directly or indirectly, beneficially owns at least a majority of the voting or economic interests.

(c)   Common Stock of Merger Sub.  Each issued and outstanding share of common stock, without par value, of Merger Sub (“Merger Sub Common Stock”) shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.  From and after the Effective Time, all shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Section 2.2             Distribution of Merger Consideration.  The Merger Consideration shall be issued in accordance with the Plan of Reorganization.

Section 2.3             Closing of Transfer Book.  At the Effective Time, the stock transfer books of GGPI shall be closed and thereafter there shall be no further registration of any transfer of any shares of GGPI Common Stock that were outstanding immediately prior to the Effective Time.

Section 2.4             No Appraisal Rights.  Pursuant to the DGCL, no holder of shares of GGPI Common Stock shall have any statutory right of appraisal of such shares in connection with the Merger.

Section 2.5             GGPI Options.  Each option or right to acquire GGPI Common Stock under any incentive compensation plan of GGPI that is outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be converted in accordance with the Plan of Reorganization.

ARTICLE III

MISCELLANEOUS

Section 3.1             Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 3.2             Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 3.3             Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

Section 3.4             Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts made, executed, delivered and performed wholly within the State of Delaware, without regard to any conflict of laws principles thereof that may require the application of the laws of another jurisdiction.

Section 3.5             Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties, it being understood that all parties need not sign the same counterpart.

Section 3.6             Tax Treatment.  This Agreement shall constitute a plan of reorganization within the meaning of Section 368(a)(1)(B) of the Code and each party hereto shall report the transactions contemplated by this Agreement consistently with its treatment as a tax-free reorganization.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

GGP, INC.

By:	/s/ Linda J. Wight
Name: Linda J. Wight
Title: Assistant Secretary

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Linda J. Wight
Name: Linda J. Wight
Title: Assistant Secretary

GGP REAL ESTATE HOLDING I, INC.

By:	/s/ Linda J. Wight
Name: Linda J. Wight
Title: Assistant Secretary

GGP MERGER SUB, INC.

By:	/s/ Linda J. Wight
Name: Linda J. Wight
Title: Assistant Secretary

[Signature Page of Agreement and Plan of Merger]